AMENDMENT LETTER TO EXCLUSIVE PATENT
AND KNOW HOW LICENCE
19 January 2006
Beijing Med-Pharm Corporation
600 West Germantown Pike
Suite 400
Plymouth Meeting
PA 19462
USA
Dear Sirs

Re:	Exclusive Patent and Know How Licence Agreement between pSiOncology Pte Limited (“Licensor”), Beijing Med-Pharm Corporation (“Licensee”) and pSiMedica Limited (“pSiMedica”) dated 26th October 2005 (“the Licence”)
The parties wish to amend the Licence as follows:
1. Clause 1 — Definitions
Sub-clause 1.15
Delete the words “its Associates” after the words “invoiced by the Licensee”.
Sub-clause 1.22
Delete the words “its Associates” after the words “sales between or among Licensee”.
2. Clause 3.2 — Condition Precedent and Clause 6 Milestone Payments
The time period of 90 calendar days referred to twice in clause 3.2 (Condition Precedent) and once in clause 6 (Milestone Payments) shall be extended to 180 calendar days.
3. Clause 23.9 — Entire Agreement
Insert the following wording after the words “confidentiality agreement dated 11 July 2005,”:
“the letter dated 26th October 2005 from pSiMedica addressed to Martyn Greenacre of Beijing Med-Pharm Corporation, referring to Clauses 14.1.2 and 14.1.3 and disclosing patent searches in its appendix,”

Save for the amendments referred to above, all other provisions of the Licence shall remain unaltered. The amendments provided in this letter shall take immediate effect.
Please confirm your agreement by signing, dating and returning the counterpart of this letter.
Yours faithfully
ROGER BRIMBLECOMBE
Dr. Roger Brimblecombe
Chairman
pSiMedica Limited
Agreed by and on behalf of Beijing Med-Pharm Corporation
Signed: MARTYN GREENACRE

Authorized Signatory
Name: M.D. Greenacre
Dated: Jan. 20 06